Exhibit 1.02

SELLING AGENT AGREEMENT

Global Macro Trust

(A Delaware Statutory Trust)

SERIES 2/SERIES 3

Units of Beneficial Interest

Millburn Ridgefield Corporation

Managing Owner

Dated       , 200

Global Macro Trust

i

Global Macro Trust

(A Delaware Statutory Trust)

Series 2/Series 3

Units of Beneficial Interest

SELLING AGENT AGREEMENT

                , 200

[Selling Agent]

Dear Sirs:

Millburn Ridgefield Corporation, a Delaware corporation (the “Managing Owner”), has caused the formation of a statutory trust pursuant to the Delaware Statutory Trust Act (the “Delaware Act”) under the name, Global Macro Trust (the “Trust”), for the purposes of engaging in the speculative trading of futures and forward contracts, options on futures and options on forward contracts, and other commodity interests, implementing the systematic trading methods of the Managing Owner.  The Managing Owner has selected you to serve as a selling agent for the Trust, and we understand that you are willing to serve as a selling agent (“Selling Agent”), on a best-efforts basis, with respect to the Trust’s Series 2 and/or Series 3 units of beneficial interest (“Units”).

Accordingly, the Selling Agent, the Managing Owner and the Trust, intending to be legally bound, hereby agree as follows.

Section 1.  Representations and Warranties of the Managing Owner.  The Managing Owner represents and warrants to the Selling Agent as follows — such representations and warranties to be restated and reaffirmed as of each Closing Time (as defined in Section 2(e) hereof):

(a)           The Trust has filed with the Securities and Exchange Commission (the “SEC”), a registration statement on Form S-1 (No. 333-155651), as initially filed with the SEC on November 25, 2008, as amended by Amendment No. 1 thereto filed with the SEC on                 , 2009, for the registration of the Units under the Securities Act of 1933, as amended (the “1933 Act”), and has complied with the filing requirements of the Commodity Futures Trading Commission (the “CFTC”) under the Commodity Exchange Act, as amended (the “Commodity Act”), and the rules and regulations thereunder (the “CFTC Regulations”) and the National Futures Association (the “NFA”) with respect thereto.  The registration statement as amended and delivered to all parties hereto at the time it becomes effective and the prospectus included therein are hereinafter called the “Registration Statement” and the “Prospectus,” respectively, except that (i) if the Trust files a subsequent post-effective amendment to the registration statement, then the term “Registration Statement” shall, from and after the declaration of the effectiveness of such post-effective amendment, refer to the registration statement as amended by such post-effective amendment thereto, and the term “Prospectus” shall refer to the prospectus as most recently issued by the Trust pursuant to the rules and regulations of the SEC promulgated under the 1933 Act (the “SEC Regulations”).

The Managing Owner agrees to suspend the offering immediately and inform the Selling Agent if the Managing Owner has any reason to believe that it may be necessary or advisable to amend the Registration Statement or supplement the Prospectus.

No reference to the Selling Agent may be made in the Registration Statement, Prospectus or in any promotional brochure or other marketing materials (collectively, “Promotional Material”) including “Tombstone Ads” or other communications qualifying under Rule 134 of the SEC Regulations, which has not been approved in writing by the Selling Agent, which approval the Selling Agent may withhold in its sole and absolute discretion; provided, however, that the Selling Agent agrees that its name may be listed under “Plan of Distribution” in the Prospectus.  The Trust will file all Promotional Material with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (formerly, the National Association of Securities Dealers, Inc.), and in all state jurisdictions requesting such filing, and shall not use any such Promotional Material without first addressing any FINRA or state objection thereto.

All representations, warranties and indemnities set forth herein will be deemed to be restated in their entirety as of each Closing Time (as defined in Section 2(e) hereof).

(b)           The certificate of trust (the “Certificate of Trust”) pursuant to which the Trust has been formed and the Declaration of Trust and Trust Agreement of the Trust (the “Trust Agreement”) provide for the subscription for and sale of the Units of the Trust; all action required to be taken by the Managing Owner and the Trust as a condition to the sale of the Units to qualified subscribers therefor has been taken; and, upon payment of the consideration therefor specified in all accepted Subscription Agreements and Powers of Attorney, the Units will constitute valid units of beneficial interest in the Trust as to which the subscribers thereto will have the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, and the subscribers will be Unitholders of the Trust entitled to all the applicable benefits under the Trust Agreement and the Delaware Act.

(c)           The Trust is a statutory trust duly organized pursuant to the Delaware Act and is validly existing and in good standing under the laws of the State of Delaware with full power and authority to engage in the business to be conducted by it, as described in the Prospectus.  The Trust is in good standing and qualified to do business in each jurisdiction in which such qualification is necessary in order to protect the limited liability of Unitholders and in which the nature or conduct of its business as described in the Registration Statement requires such qualification and the failure to be so qualified would materially adversely affect the Trust.

(d)           The Managing Owner is, and will continue to be so long as it is the managing owner of the Trust, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing and qualified to do business in each jurisdiction in which the nature or conduct of its business as described in the Registration Statement and Prospectus requires such qualification and the failure to be so qualified would materially adversely affect the Trust or the Managing Owner’s ability to perform its obligations hereunder.

(e)           The Trust and the Managing Owner each have full trust and corporate power and authority, as the case may be, under applicable law to perform its respective obligations under the Trust Agreement, and this Agreement, and to conduct its business as described in the Registration Statement and Prospectus.

(f)            The Registration Statement and Prospectus contain all statements and information required to be included therein by the Commodity Act and the rules and regulations promulgated thereunder.  When the Registration Statement becomes effective under the 1933 Act and at all times subsequent thereto up to and including each Closing Time, the Registration Statement, Prospectus and Promotional Material will comply in all material respects with the requirements of the 1933 Act, the Commodity Act, the SEC Regulations and the CFTC Regulations and will be accurate and complete in all material respects.  The Registration Statement as of its effective date will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus and each item of the Promotional Material (considered individually) as of the date of their issue and at all times subsequent thereto up to and including each Closing Time will not contain any untrue statement of a material fact or (considered collectively) omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which such statements are made, not misleading.

(g)           Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there will not have been any adverse change in the condition (financial or otherwise), business or prospects of the Managing Owner or the Trust, whether or not arising in the ordinary course of business, of which the Selling Agent shall not be informed by the Managing Owner.

(h)           Each of the Trust Agreement and this Agreement has been duly and validly authorized, executed and delivered by the Managing Owner on behalf of the Trust and by the Managing Owner, and each constitutes a valid, binding and enforceable agreement of the Trust and the Managing Owner in accordance with its terms.

(i)            The execution and delivery of the Trust Agreement and this Agreement, the incurrence of the obligations set forth therein and herein and the consummation of the transactions contemplated therein, herein and in the Prospectus:  (i) will not constitute a breach of, or default under, any instrument or agreement by which the Managing Owner or the Trust, as the case may be, or any of their property or assets is bound, or any statute, order, rule or regulation applicable to the Managing Owner or the Trust, as the case may be, of any court or any governmental body or administrative agency having jurisdiction over the Managing Owner or the Trust, as the case may be; (ii) will not result in the creation or imposition of any lien, charge or encumbrance on any property or assets of the Managing Owner or the Trust; (iii) will not give any party a right to terminate its obligations or result in the acceleration of any obligations under any material instrument or agreement by which the Managing Owner or the Trust, as the case may be, or any of their respective property or assets is bound; and (iv) will not result in any material liability (other than such as may be contemplated hereby) on the part of either the Managing Owner or the Trust.

(j)            Except as otherwise disclosed in the Registration Statement or the Prospectus, there is not pending nor, to the best of the Managing Owner’s knowledge, threatened any action, suit or proceeding before or by any court or other governmental body to which the Managing Owner or the Trust is a party, or to which any of the assets of the Managing Owner or the Trust is subject, which might reasonably be expected to result in any material adverse change in the condition (financial or otherwise), business or prospects of the Managing Owner or the Trust or which is required to be disclosed in the Registration Statement or Prospectus pursuant to the Commodity Act, the 1933 Act, the CFTC Regulations or the SEC Regulations.

(k)           No stop order relating to the Registration Statement has been issued by any federal or state securities commission, and no proceedings therefor are pending or, to the best knowledge of the Managing Owner, threatened.

(l)            The Managing Owner and each of its principals and employees have, and will continue to have so long as it is the managing owner of the Trust, all federal and state governmental, regulatory, self-regulatory and commodity exchange approvals and licenses, and the Managing Owner (either on behalf of itself or its principals and employees) has effected all filings and registrations with federal and state governmental, regulatory or self-regulatory agencies required to conduct its business and to act as described in the Registration Statement and Prospectus or required to perform its or their obligations as described under the Trust Agreement (including, without limitation, registration (i) as a commodity pool operator and commodity trading advisor under the Commodity Act, (ii) membership in the NFA, and (iii) as a “transfer agent” with the Securities and Exchange Commission), and this Agreement and the performance of such obligations will not contravene or result in a breach of any provision of the Managing Owner’s certificate of incorporation, by-laws or any agreement, instrument, order, law or regulation binding upon it or any of its employees or principals.

(m)          The Trust does not require any federal or state governmental, regulatory, self-regulatory or commodity exchange approvals or licenses, and the Trust need not effect any filings or registrations with any federal or state governmental agencies in order to conduct its business and to act as contemplated by the Registration Statement and Prospectus and to issue and sell the Units (other than filings under the 1933 Act, the Commodity Act and state securities laws relating solely to the offering of the Units).

(n)           The Managing Owner has the financial resources necessary to meet its obligations to the Selling Agent hereunder.

(o)           The actual performance of the Trust is disclosed in the Prospectus as required by the rules under the Commodity Act and of the NFA and all of the information regarding the actual performance of the Managing Owner’s Diversified Portfolio set forth in the Prospectus is, as adjusted to reflect the fee structure of the Trust, complete and accurate in all material respects.

(p)           The Managing Owner acknowledges that the Selling Agent’s customer lists constitute proprietary data belonging to the Selling Agent, and the Managing Owner agrees that it will not disseminate any confidential information regarding any of the foregoing, except as required by law.  Furthermore, the Managing Owner agrees that it will not independently solicit any client on the Selling Agent’s customer lists, except as requested by the Selling Agent in connection with soliciting investments in the Trust.

Section 2.  Offering and Sale of Units.

(a)           The Selling Agent is hereby appointed as a non-exclusive Selling Agent for the Trust during the term herein specified for the purpose of effecting sales of the  Units to its customers where an allocation to the Units has been recommended by such customers’ registered investment advisers.  Subject to the performance by the Managing Owner of its obligations hereunder and to the completeness and accuracy in all material respects of the representations and warranties of the Managing Owner contained herein, the Selling Agent hereby accepts such agency and agrees on the terms and conditions herein set forth.

It is understood that nothing herein shall prevent the Selling Agent from acting as a selling agent or underwriter for the securities of other issuers, including affiliates, which may be offered or sold during the term hereof.  The agency of the Selling Agent hereunder shall continue until the expiration or termination of this Agreement, as provided herein, including such additional period as may be required to effect the closing of the sale of the Units subscribed for through the Selling Agent through the date of termination.

Each subscriber shall be required to submit a minimum subscription of at least $5,000 ($2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts; $1,000 for existing Unitholders making additional investments), subject to the higher minimum requirements imposed by certain state regulators as set forth in Exhibit B to the Prospectus.  Incremental investments are permitted in $100 multiples, with Units being sold in fractions calculated to three decimal places.

(b)           The Managing Owner shall pay the Selling Agent installment selling commissions in an amount equal to [0.0833] of 1% (a [1.00]% annual rate) of the month-end Net Asset Value of Units sold by the Selling Agent but limited in amount to 9.5% of the initial subscription price of the Units sold by the Selling Agent.

Such installment selling commissions shall begin to accrue with respect to each Unit as of the end of the first full month after the sale of such Unit — which for these purposes occurs as of the Closing Date (the first day of the month) for the related subscription proceeds, not when the related subscriptions are received by the Trust or accepted by the Managing Owner — and shall continue only for as long as such Unit remains outstanding or otherwise limited as set forth above.  The Managing Owner shall pay the installment selling commissions, due to the Selling Agent within fifteen (15) business days of the end of each calendar quarter.

The Selling Agent agrees to adopt procedures to monitor the payment of installment selling commissions in order to ensure that such commissions do not exceed 9.5% of the subscription price of affected Units.

(c)           The Selling Agent must be either (i) a broker-dealer who is a member in good standing of FINRA, or (ii) a foreign bank, dealer or institution ineligible for membership in a registered security association (within the meaning of NASD Conduct Rule 2420 and agrees that it will make no sales of Units within the United States, its territories or possessions or areas subject to its jurisdiction.

(d)           Net Assets, for purposes of determining installment selling commissions, shall be calculated after reduction of all expenses of the Trust, including both accrued and unpaid expenses.

(e)           Units may be sold as of the first day of each calendar month (each such sale, a “Closing” and each such date a “Closing Time”), in the discretion of the Trust.

(f)            No installment selling commissions shall be paid on Units sold to the Managing Owner or any of its principals or affiliates.

(g)           The Trust shall not in any respect be responsible for any installment selling commissions described herein.  All such commissions are to be solely the responsibility of the Managing Owner.

Section 3.  Compliance with Rule 2810 and General Laws.

(a)           The Selling Agent will use its best efforts to find eligible persons to purchase the Units on the terms stated herein and in the Registration Statement and Prospectus.  It is understood that the Selling Agent has no commitment with regard to the sale of the Units other than to use its best efforts.  In connection with the offer and sale of the Units, the Selling Agent represents that it will comply fully with all applicable laws, and the rules and interpretations of FINRA, the SEC, the CFTC, state securities administrators and any other regulatory body.  In particular, and not by way of limitation, the Selling Agent represents and warrants that it is familiar with NASD Conduct Rule 2810 and that it will comply fully with all the terms thereof in connection with the offering and sale of the Units.  The Selling Agent will not execute any sales of Units from a discretionary account over which it has control without prior written approval of the customer in whose name such discretionary account is maintained.

(b)           The Selling Agent agrees not to recommend the purchase of Units to any subscriber unless the Selling Agent shall have reasonable grounds to believe, on the basis of information obtained from the subscriber concerning, among other things, the subscriber’s investment objectives, other investments, financial situation and needs, that (to the extent relevant for the purposes of NASD Conduct Rule 2810 and giving due consideration to the fact that the Trust is in no respects a “tax shelter”) the subscriber is or will be in a financial position appropriate to enable the subscriber to realize to a significant extent the benefits of the Trust, including the tax benefits (if any) described in the Prospectus; the subscriber has a fair market net worth sufficient to sustain the risks inherent in participating in the Trust including loss of investment and lack of liquidity; and the Units are otherwise a suitable investment for the subscriber.  The Selling Agent agrees to maintain such records as are required by FINRA and the state securities commissions for purposes of determining investor suitability.  In connection with making the foregoing representations and warranties, the Selling Agent further represents and warrants that it has, among other things, examined the following sections in the Prospectus and obtained such additional information from the Managing Owner regarding the information set forth thereunder as the Selling Agent has deemed necessary or appropriate to determine whether the Prospectus adequately and accurately discloses all material facts relating to an investment in the Trust and provides an adequate basis to subscribers for evaluating an investment in the Units:

“The Risks You Face”

“Investment Factors”

“Performance Information”

“The Managing Owner”

“Use of Proceeds”

“Charges”

“Redemptions; Net Asset Value”

“Conflicts of Interest”

“The Trust and the Trustee”

“Federal Income Tax Aspects”

“The Futures and Forward Markets”

“Supplemental Performance Information”

In connection with making the representations and warranties set forth in this paragraph, the Selling Agent has not relied on inquiries made by or on behalf of any other parties.

The Selling Agent agrees to inform all prospective purchasers of Units of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus.

(c)           All payments for subscriptions will be made by subscriber check payable to “Global Macro Trust” for deposit in the Trust’s account maintained at First Republic Bank, San Francisco, CA (or at such other bank or in such other account identified in the Prospectus, or a supplement thereto, or otherwise identified by the Managing Owner) and submitted to the Selling Agent.  Such payments will be transmitted to First Republic Bank (or to such other bank or account as described above) by Noon, New York time, on the business day (in the case of foreign dealers, as soon as practicable) following receipt thereof in accordance with the procedures set forth in the Prospectus and the Subscription Agreement and Power of Attorney.

(d)           As an alternative to submitting subscription checks, a subscriber may instead authorize the Selling Agent to debit the subscriber’s customer securities account maintained with the Selling Agent.  Subscribers who do so must have their subscription payments in their accounts on the specified settlement date, of which subscribers will be notified by the Selling Agent and which will occur not later than three (3) business days following notification by the Managing Owner to the Selling Agent of the acceptance of a particular subscription and not later than the termination of the offering period for the Units.  On each settlement date, subscribers’ customer securities accounts will be debited by the Selling Agent in the amount of their subscriptions.  The amount of the subscription payments so debited will be transmitted by the Selling Agent directly to First Republic Bank (or to such other bank or account as described in (c) above) in the form of a Selling Agent check or wire transfer made payable to “Global Macro Trust.”

(e)           The Selling Agent represents and warrants that it will comply with all applicable laws, regulations and FINRA/NASD rules, policy statements and interpretations in distributing the Units (including, without limitation, the restrictions on aggregate selling commissions set forth in NASD Conduct Rule 2810).

The Selling Agent and the Managing Owner may also make such other arrangements for the transmission of subscriptions as they may deem convenient and appropriate; provided that such arrangements comply in all respects with SEC Regulations 10b-9 and 15c2-4

Section 4.  Blue Sky Survey.  The Managing Owner agrees to cause Sidley Austin LLP, counsel to the Managing Owner, to prepare and deliver to the Selling Agent, upon request of the Selling Agent, a Blue Sky Survey which shall set forth the United States jurisdictions in which the Units may be offered and sold.  The Managing Owner agrees to use its best efforts to qualify the Units under the securities or Blue Sky laws of the various state jurisdictions, and to maintain such qualification during the term of the offering, provided that the Managing Owner reserves the right to withdraw application for the Units’ registration.  It is understood and agreed that the Selling Agent may rely, in connection with the offering and sale of Units in any United States jurisdiction, on advice given by Sidley Austin LLP as to the legality of the offer or sale of the Units in such jurisdiction.

Section 5.  Covenants of the Managing Owner.

(a)           The Managing Owner will notify the Selling Agent immediately (i) when any amendment to the Registration Statement shall have become effective or any supplement (not including any monthly report) to the Prospectus is filed, (ii) of any material criminal, civil or administrative proceedings against or involving the Managing Owner or the Trust, (iii) of the issuance by the SEC, CFTC, NFA or any other federal or state regulatory or self-regulatory body of any order suspending the effectiveness of the Registration Statement under the Securities Act, the registration or NFA membership of the Managing Owner as a “commodity pool operator” or “commodity trading advisor,” or the registration of Units under the Blue Sky or securities laws of any state or other jurisdiction or any order or decree enjoining the offering or the use of the then current Prospectus or any Promotional Material or of the institution, or notice of the intended institution, of any action or proceeding for that purpose, or (iv) of any threatened action of the type referred to in clauses (iii) of which the Managing Owner is aware.  In the event any order of the type referred to in clause (iii) is issued, the Managing Owner agrees to use best efforts to obtain a lifting or rescinding of such order at the earliest feasible date.

(b)           The Managing Owner will deliver to the Selling Agent such number of conformed copies of the Registration Statement as originally filed and as of each amendment thereto (without exhibits) as the Selling Agent shall reasonably request.

(c)           The Managing Owner will deliver to the Selling Agent as promptly as practicable from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) and of the Promotional Material as the Selling Agent may reasonably request for the purposes contemplated by the 1933 Act or the SEC Regulations.

(d)           During the period when the Prospectus is required to be delivered pursuant to the 1933 Act, the Managing Owner and the Trust will comply with all requirements imposed upon them by the 1933 Act, the Commodity Act, the SEC Regulations and the CFTC Regulations from time to time in force, so far as necessary to permit the continuance of sales of the Units during such period in accordance with the provisions hereof and as set forth in the Prospectus.

(e)           If any event shall occur as a result of which it is necessary, in the reasonable opinion of the Managing Owner, to amend or supplement the Prospectus in order (i) to make the Prospectus not materially misleading in the light of the circumstances existing at the time it is delivered to a subscriber, or (ii) to conform with applicable CFTC or SEC Regulations, the Managing Owner shall forthwith prepare and furnish to the Selling Agent, at the expense of the Managing Owner, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Prospectus which will amend or supplement the Prospectus so as to effect the necessary changes.

Section 6.  Payment of Expenses and Fees.  The Managing Owner or the Trust, as applicable, will pay all expenses incident to the performance of the obligations of the Managing Owner and the Trust hereunder, including:  (i) the printing and delivery to the Selling Agent in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto, of the Prospectus and any supplements or amendments thereto, and of any supplemental sales materials; (ii) the reproduction of this Agreement and the printing and filing of the Registration Statement and the

Prospectus (and, in certain cases, the exhibits thereto) with the SEC and NFA; (iii) the filing fees payable to the SEC and FINRA; (iv) the qualification of the Units under the securities or “Blue Sky” laws in the various jurisdictions, including filing fees and the fees and disbursements of the Managing Owner’s counsel incurred in connection therewith; and (v) the services of Sidley Austin LLP and accountants for the Managing Owner and the Trust.

The Managing Owner and the Selling Agent are each aware of the limitations imposed by NASD Conduct Rule 2810 on the aggregate compensation which may be received by the Selling Agent in connection with the offering and sale of the Units.  The Selling Agent will not in any event accept any payments from the Managing Owner which, when added to the installment selling commissions which the Selling Agent receives for sale of a Unit by the Selling Agent, would exceed 10% of the gross proceeds of the Units sold to the public by the Selling Agent (unless such payment is in connection with custodial services provided by the Selling Agent or an affiliate and does not constitute an “item of value” for purposes of NASD Conduct Rule 2810).

Section 7.  Conditions of Closing.  The sale of the Units is subject to the accuracy of the representations and warranties of the parties hereto, to the performance by such parties of their respective obligations hereunder and to the following further conditions:

(a)     The Registration Statement shall have become effective and at each Closing Time no order suspending the effectiveness thereof shall have been issued under the 1933 Act or proceeding therefor initiated or threatened by the SEC, and the CFTC shall have filed the Prospectus as a Disclosure Document without a finding of further deficiencies.

(b)     The parties hereto shall have been furnished with such additional information and documents, including supporting documents relating to parties described in the Prospectus, as they may reasonably require in order to evidence the accuracy or completeness of any of the representations or warranties or the fulfillment of any of the conditions herein contained.

If the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled prior to a Closing Time, this Agreement and all obligations hereunder may be cancelled by any party hereto by notifying the other parties hereto of such cancellation in writing at any time at or prior to such Closing Time, and any such cancellation or termination shall be without liability of any party to any other party other than in respect of Units already sold and except as otherwise provided in Sections 6 and 8 of this Agreement.

Section 8.  Indemnification.

(a)        The Managing Owner agrees to indemnify and hold harmless the Selling Agent and each person, if any, who controls the Selling Agent within the meaning of Section 15 of the 1933 Act, as follows:

(i)        against any and all loss, liability, claim, damage and expense whatsoever arising from a material breach of any representation or warranty of the Managing Owner set forth herein or from any untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or in the Promotional Material or any omission of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or arising out of any untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii)        against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body commenced or threatened, or of any claim whatsoever based upon any such material breach or untrue statement or omission (any settlement to be subject to indemnity hereunder only if effected with the written consent of the Managing Owner); and

(iii)        against any and all expense whatsoever (including the fees and disbursements of counsel) reasonably incurred in investigating, preparing or defending against litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such material breach or untrue statement or omission, to the extent that any such expense is not paid under clauses (i) or (ii) above.

(b)         The Selling Agent agrees to indemnify and hold harmless the Trust and the Managing Owner and each person, if any, who controls the Managing Owner within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense whatsoever arising from a material breach of any representation or warranty of the Selling Agent set forth herein.

(c)         In no case shall the Managing Owner or the Selling Agent, as the case may be, be liable under this indemnity agreement with respect to any claim unless the Managing Owner or the Selling Agent, as the case may be, shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure to so notify the Managing Owner or the Selling Agent, as the case may be, shall not relieve the Managing Owner or the Selling Agent, as the case may be, from any liability which it may have otherwise than on account of this indemnity agreement.  The Managing Owner or the Selling Agent, as the case may be, shall be entitled to participate at its own expense in the defense or, if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit so brought, which defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party or parties, defendant or defendants therein.

The Managing Owner and the Selling Agent each agrees to notify the other party within a reasonable time of the assertion of any claim in connection with the sale of the Units against it or any of its officers or directors or any person who controls the Managing Owner or the Selling Agent, as the case may be, within the meaning of Section 15 of the 1933 Act.

Section 9.  Status of Parties.  In marketing Units pursuant to this Agreement for the Trust, the Selling Agent is acting solely as an agent for the Trust, and not as a principal.  The Selling Agent will use its best efforts to assist the Trust in obtaining performance by each purchaser solicited by the Selling Agent whose offer to purchase Units from the Trust has been accepted on behalf of the Trust, but the Selling Agent shall not have any liability to the Trust in the event that Subscription Agreements and Powers of Attorney are improperly completed or any such purchase is not consummated for any reason.  Except as specifically provided herein, the Selling Agent shall in no respect be deemed to be an agent of the Trust.

Section 10.  Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, the Selling Agent, the Managing Owner, the Trust, or any person who controls any of the foregoing, and shall survive the Closing Times.

Section 11.  Termination.  The Selling Agent shall have the right to terminate this Agreement at any time upon fifteen (15) days’ prior written notice of such termination to the Managing Owner.  The Managing Owner and the Trust may terminate this Agreement at any time upon fifteen (15) days’ prior written notice to the Selling Agent.

Section 12.  Survival.  Irrespective of the expiration and termination of this Agreement, Sections 2, 5 and 8 hereof shall survive and all applicable provisions of this Agreement with respect to outstanding Units.

Section 13.  Notices and Authority to Act.  All communications hereunder shall be in writing and, if sent to the Managing Owner or the Trust, shall be mailed, delivered or telecopied and confirmed to the Managing Owner at:  411 West Putnam Avenue, Greenwich, Connecticut 06830, Attention:  Mr. George Crapple; with copies to The Millburn Corporation, 1270 Avenue of the Americas, New York, New York 10020, Attention:  Mr. Gregg Buckbinder; and Mr. James B. Biery, Sidley Austin LLP, One South Dearborn, Chicago, Illinois 60603.  If sent to the Selling Agent, shall be mailed, delivered or telecopied and confirmed to it at                                                         , Attention:                           , with copies to                                                                     , Attention:                               .  Notices shall be effective when actually received.

Section 14.  Parties.  This Agreement shall inure to the benefit of and be binding upon the Selling Agent, the Trust, the Managing Owner and such parties’ respective successors to the extent provided herein.  This Agreement and the conditions and provisions hereof are intended to be and are for the sole and exclusive benefit of the parties hereto and their respective successors, assigns and controlling persons and parties indemnified hereunder, and for the benefit of no other person, firm or corporation.  No purchaser of a Unit shall be considered to be a successor or an assignee solely on the basis of such purchase.

Section 15.  Governing Law.  This Agreement and the rights and obligations of the parties created hereby shall be governed by the laws of the State of New York.

Section 16.  Consent to Jurisdiction.  The parties hereto agree that any action or proceeding arising directly, indirectly, or otherwise in connection with, out of, related to, or from this Agreement, any breach hereof, or any transaction covered hereby, shall be resolved, whether by arbitration or otherwise, within the City of New York, and State of New York.  Accordingly, the parties hereto consent and submit to the jurisdiction of the federal and state courts and applicable arbitral body located within the City of New York, and State of New York.  The parties further agree that any such action or proceeding brought by any party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in the federal or state courts, or if appropriate, before any applicable arbitral body, located within the City of New York, and State of New York.

Section 17.  Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original and both of which together shall be deemed one and the same instrument.

If the foregoing is in accordance with each party’s understanding of their agreement, each party is requested to sign and return to the Managing Owner and the Trust a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among them in accordance with its terms.

Very truly yours,

GLOBAL MACRO TRUST

	By:	MILLBURN RIDGEFIELD
CORPORATION, Managing Owner

By:
George E. Crapple, Co-Chief Executive Officer

MILLBURN RIDGEFIELD CORPORATION

By:
George E. Crapple, Co-Chief Executive Officer

Confirmed and accepted as of
the date first above written:

[SELLING AGENT]

By:

Title: